Exhibit 10.4

Universal Resale and Registration Provisions

This Exhibit shall be considered a part of the Agreement and capitalized terms that are not defined in this Exhibit shall have the meanings prescribed to them in the Agreement.

Resale Provisions

For purposes of this Agreement, “Holders” means all holders of Common Stock issued or issuable in connection with the Company's restructuring transactions in 2025 (the “Restructuring”) consisting of: (i) Common Stock issued to creditors or lenders (including the each Creditor and Purchaser) in exchange for the cancellation, amendment, waiver, or consent relating to outstanding debt or claims; (ii) Common Stock issuable pursuant to conversion and exercise of convertible notes and warrants issued to purchasers thereof pursuant to the Company’s 2025 Securities Purchase Agreement entered into in connection with the Restructuring; and (iii) Common Stock issued to directors, officers, employees and consultants of the Company in connection with the Restructuring or any related retention, incentive, or compensation arrangements. The term “Restricted Shares” means only those shares of Common Stock issued or issuable to Holders in connection with the foregoing transactions in the Restructuring.

Each Holder covenants and agrees that, except as expressly permitted herein, such Holder will not, without the Company’s prior written consent, sell, transfer, pledge, or otherwise dispose of any Restricted Shares during the period (the “Lock-Up Period”) beginning on the date of the Agreement and ending twelve (12) months following the date on which the Resale Registration Statement or the Piggyback Registration Statement, as applicable (as such terms are defined below), is declared effective by the Securities and Exchange Commission (the “SEC”). Provided, however, up to ten percent (10%) of each Holder’s Restricted Shares may be sold or transferred during the first ninety (90) days following such effective date, and up to twenty-five percent (25%) of such Holder’s Restricted Shares may be sold or transferred in each subsequent ninety (90) day period thereafter for the remainder of the Lock-Up Period; and provided further that, notwithstanding the foregoing, during each of the third and fourth ninety (90) day periods referred to above, each Holder may sell or transfer up to an additional ten percent (10%) of its Restricted Shares, but only to the extent such amount represents Restricted Shares that were eligible for sale or transfer in prior periods but were not in fact sold or transferred by such Holder.

Notwithstanding anything herein to the contrary, if either (A) by the Subsequent Offering Due Date (as defined below), the Company has not closed an offering of securities resulting in gross proceeds of at least $5 million, or (B) the Company has closed an offering of securities resulting in gross proceeds of at least $5 million by the Subsequent Offering Due Date but by the date which is sixty (60) days following the Subsequent Offering Due Date neither a Resale Registration Statement nor a Piggyback Registration Statement has been filed, then the Lock-Up Period shall end and the provisions hereunder relating thereto shall cease to apply to the Holders’ Restricted Shares effective on such date.

In addition to and not in lieu of the foregoing restrictions, during the Lock-Up Period, the aggregate amount of Restricted Shares sold by all Holders on any trading day shall not exceed ten percent (10%) of the average daily trading volume of the Common Stock for the ten (10) trading days immediately preceding such trading day, as reported by Bloomberg or another reliable source (the “Volume Limit”). In the furtherance of the Volume Limit, each Holder proposing to sell or transfer Restricted Shares must make a written request therefor to the Company and the broker-dealer referred to in the paragraph which follows no later than 4:00 pm Eastern Time on the trading day immediately preceding the trading day of such proposed sale or transfer (the “Transfer Deadline”). Subject to the other terms and conditions set forth herein, in the event that multiple Holders propose to sell or transfer Restricted Shares on a trading day and the Volume Limit is less than the total number of Restricted Shares proposed to be sold or transferred on such trading day by all the Holders, each Holder may only transfer or sell on such trading day a number of Restricted Shares equal to such Holder’s Pro Rata Percentage of the Volume Limit. For purposes of the Volume Limit, each Holder’s “Pro Rata Percentage” on a given trading day shall be determined by dividing (A) such Holder’s Restricted Shares proposed to be transferred or sold on such trading day in accordance herewith, by (B) all Restricted Shares proposed to be transferred or sold on such trading day.

In the furtherance of the foregoing, any sales or transfers of Restricted Shares during the Lock-Up Period shall be coordinated and executed exclusively through a single nationally recognized broker-dealer selected by the Company. The Company shall select and procure the services of such broker-dealer for purposes hereof within 30 days following the initial issuances of Restricted Shares. Such broker-dealer shall determine, allocate and apply the Volume Limit pro rata among all Holders proposing to sell or transfer their Restricted Shares on such trading day, based on each such Holder’s respective Pro Rata Percentage of the Volume Limit on such trading day in accordance with the preceding paragraph. For any given trading day, the broker-dealer will only process requests for sales or transfers which were properly provided as of the Transfer Deadline applicable to such trading day (as set forth in the preceding paragraph).

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During the Lock-Up Period, Holders also agree not to engage in or enter into short sales, hedging transactions, or other arrangements designed to transfer or limit their economic risk with respect to the Restricted Shares, except as approved in writing by the Company. Transfers during the Lock-Up Period shall be permitted without the Company’s consent with respect to any of the following as to the applicable Holder: (i) if the Holder is a corporation, partnership, limited liability company, trust or other business entity, to one or more affiliates (as defined in the rules and regulations promulgated under the Securities Act) of the Holder, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Holder, or (iii) to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder. Any transferee receiving Restricted Shares pursuant to the preceding sentence shall agree in writing, as a condition to such transfer, to be bound by the lock-up restrictions set forth herein as if such transferee were an original Holder.

The Company represents and warrants that, as a condition to the issuance of any Restricted Shares, all Holders have agreed or will have agreed to lock-up restrictions that are substantially identical to those set forth herein. The Company shall not waive or modify such restrictions for any Holder unless it waives or modifies them for all Holders, and the Company shall promptly notify all Holders of any such waiver or modification.

Registration Rights

Piggy Back Registration Rights

If by the Subsequent Offering Due Date (as defined below), the Company closes an offering of securities resulting in gross proceeds of at least $5 million and providing for registration rights to the investors therein, the Holders shall have “piggy back” registration rights for their resale of Restricted Shares to be registered on any subsequent registration statement filed with the SEC for or on behalf of third parties, subject to the Securities Act and the rules, regulations, guidance and interpretation of the SEC thereunder. If such other registration statement is not filed within 60 days of the closing of such offering, if such other registration statement in connection therewith covers less than all Restricted Shares, or if such an offering shall not have closed by the Subsequent Offering Due Date, then the Company shall register with the SEC the resale of the applicable Restricted Shares in accordance with the provisions set forth below under “General Registration Rights” as to each Holder. Such other registration statement which covers the resale of all Restricted Shares held by or issuable to all Holders is referred to herein as the “Piggyback Registration Statement.”

The Company shall use commercially reasonable efforts to prepare and make the requisite filings under the Securities Exchange Act of 1934 (the “Exchange Act”), and prepare the requisite audited and unaudited financial statements, as applicable, to become eligible to file a Resale Registration Statement (as defined below) as soon as reasonably practicable (the date on which such filings have been made and such financial statements have been prepared, the “Eligibility Date”). For purposes hereof, the “Subsequent Offering Due Date” shall mean 120 days after the Eligibility Date.

General Registration Rights

1.1 The Company shall:

(i)file a registration statement with the SEC as soon as practicable but in no event later than 60 days after the Subsequent Offering Due Date, to register all of the Restricted Shares (the “Registrable Shares”) on Form S-1 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

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(ii) use its commercially reasonable efforts to make the requisite filings under the Exchange Act, and/or prepare the requisite audited and unaudited financial statements, as applicable, to be eligible to file a Resale Registration Statement;

(iii)use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within 90 days of the filing thereof, or within 30 days of the filing thereof if the SEC provides the Company with notice that it will not be reviewing the Resale Registration Statement;

(iv)not less than two calendar days prior to the filing of such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Holder copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the reasonable review of the Holder. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Holder and the plan of distribution as the Holder may reasonably and promptly propose no later than two calendar days after the Holder has been so furnished with copies of such documents as aforesaid;

(v)promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 1.3 below, subject to the Company’s right to suspend pursuant to Section 1.2 below;

(vi)furnish to the Holder such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Holder;

(vii)file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Holder and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 1.1(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented. Nothing herein shall require the Company to register or qualify the sale of securities in any state which applies “merit” review;

(viii)upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within five business days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two business later);

(ix)advise the Holder promptly (and in any event within three business days thereof):

(A)of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

(B)of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C)of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(D)of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

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(x)cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(xi)bear all expenses in connection with the procedures in paragraphs (i) through (xi) of this Section 1.1 and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

1.2 Suspension of Registration Rights. The Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods (“Allowable Grace Periods”) shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company.

1.3 Termination of Registration Rights. The obligations of the Company pursuant to this Exhibit shall cease and terminate (and the Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) for so long as (a) a registration statement with respect to the sale of such Registrable Shares is declared effective by the SEC under the Securities Act and such Registrable Shares have been disposed of by the Holder in accordance with such effective registration statement or (b) such Registrable Shares have been previously sold in accordance with Rule 144 (or any successor provision).

Selling Shareholder Information

For purposes of all registration rights set forth herein, the Resale Registration Statement or Piggyback Registration Statement, as applicable, shall contain substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Shareholders” section attached hereto as Annex B. The Company’s registration obligations hereunder with respect to any Holder shall in all cases be subject to the applicable Holder providing in writing to the Company all information and documents reasonably requested by the Company and its counsel in a reasonable amount of time in advance of the filing of such Resale Registration Statement or Piggyback Registration Statement, as applicable (including any amendment thereto) and as necessary for purposes of preparing such Resale Registration Statement or Piggyback Registration Statement, including without limitation a selling shareholder questionnaire in form and substance reasonably acceptable to the Company.

The Company shall indemnify and hold harmless each Holder, and the officers, directors, members, partners, employees, agents and affiliates of each Holder, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations hereunder, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Shares which was reviewed and expressly approved in writing by such Holder for use in a registration statement, such prospectus or in any amendment or supplement thereto, or the use by such Holder of an outdated, defective or otherwise unavailable prospectus after the Company has notified such Holder in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Holder. The Company shall notify the Holders promptly of the institution, threat or assertion of any action or proceeding arising from or in connection with the transactions contemplated hereby of which the Company is aware.

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If any action or proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant hereto, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding, or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending action or proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action or proceeding.

Subject to the terms hereof, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent herewith) shall be paid to the Indemnified Party, as incurred, within 10 trading days of written notice thereof.

If the indemnification hereunder is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any action or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Shares be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to hereto and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Shares giving rise to such contribution obligation.

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